UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2014

NCR CORPORATION
(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
D

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
D

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
D

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))
D

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Today NCR announced that Peter Dorsman, Executive Vice President, Services, will retire effective April 30, 2014.
Mr. Dorsman rejoined NCR in 2006 and has led various organizations within the company including the Systemedia Division (now known as Interactive Printer Solutions), Global Operations and the Industry Solutions Group, in addition to NCR Services. He has also served as Chief Quality Officer. Prior to rejoining NCR, Mr. Dorsman was executive vice president and chief operating officer of Standard Register and was also the senior vice president of that company’s Document Management and Systems Division. Before his role at Standard Register, Mr. Dorsman served for nearly 20 years at NCR in various marketing and sales leadership roles, including vice president of worldwide industry marketing.
Upon Mr. Dorsman’s retirement, Rick Marquardt, age 55, Senior Vice President, Integrated Supply Chain, will assume responsibility for NCR Services. Mr. Marquardt’s new title will be Executive Vice President, Hardware Solutions, Services and Quality. Mr. Marquardt joined NCR in 2006, serving in various Global Operations roles prior to his most current position, including Vice President, Global Manufacturing and Vice President of Global Operations for NCR’s Financial Industry Business Unit.
Bill Nuti, Chairman, CEO and President of NCR said “On behalf of our Board of Directors, stockholders and employees, we thank Peter for his many years of service to NCR and wish him all the best in the future.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: April 4, 2014	By: /s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and Secretary